      As filed with the Securities and Exchange Commission on July 23, 2003

                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              --------------------

                            ERESEARCHTECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                 22-3264604
  ------------------------------------      ------------------------------------
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

            30 S. 17th Street
       Philadelphia, Pennsylvania                          19103
  ------------------------------------      ------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

                   ------------------------------------------

                            ERESEARCHTECHNOLOGY, INC.
                             2003 STOCK OPTION PLAN

                   ------------------------------------------

                              (Full title of plan)

                             ----------------------

                             Anna Marie Pagliaccetti
                  Vice President, General Counsel and Secretary
                            eResearchTechnology, Inc.
                                30 S. 17th Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 972-0420
                             ----------------------

           (Name, address and telephone number of agent for service)

                             ----------------------

                                    Copy to:
                           Thomas G. Spencer, Esquire
                                Duane Morris LLP
                                One Liberty Place
                      Philadelphia, Pennsylvania 19103-7396


                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                         Proposed               Proposed
  Title of securities         Amount to be          maximum offering       maximum aggregate          Amount of
    to be registered          Registered(1)         price per share(2)     offering price(2)      registration fee
----------------------------------------------------------------------------------------------------------------------
     Common Stock,
     par value $.01         1,700,000 shares         $14.14-$24.36            $32,454,090             $2,625.54
======================================================================================================================

(1) This registration statement includes 850,000 shares issuable under the 2003 Stock Option Plan as a result of a two-for-one stock split in the form of a 100% stock dividend paid on May 29, 2003 and also registers such additional shares as may be required to be issued under the eResearchTechnology, Inc. 2003 Stock Option Plan in the event of any future stock dividend, reverse stock split, split-up, reclassification and/or other similar event.

(2) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed as follows: (a) with respect to the 641,000 shares for which options have been granted as of the date hereof, computed upon the basis of the exercise prices ranging from $14.14 to $24.36 per share for such options and (b) with respect to the 1,059,000 shares for which options have not yet been granted, computed on the basis of $22.01 per share, the average of the high and low sales prices of the Common Stock of the Company on the Nasdaq National Market System on July 17, 2003, which is a day on which the Common Stock traded that is within five business days prior to the date of filing.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

         The following material is incorporated herein by reference:

         (a) The Annual Report on Form 10-K of eResearchTechnology, Inc. (the "Company") for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission (the "Commission") on March 14, 2003.

         (b) The Company's Current Report on Form 8-K as filed with the Commission on April 23, 2003.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 as filed with the Commission on May 9, 2003.

         (d) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-1 filed with the Commission, File No. 333-17001, declared effective by the Commission on February 3, 1997.

         All reports or other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.          Interests of Named Experts and Counsel.

         The validity of the issuance of the shares of Common Stock registered hereby will be passed upon for the Company by Duane Morris LLP, Philadelphia, Pennsylvania. As of July 18, 2003, attorneys of Duane Morris LLP who have recently provided substantive legal services to the Company did not own any shares of the Company's outstanding Common Stock. Sheldon M. Bonovitz, a partner of Duane Morris LLP, is a director of the Company and as of July 18, 2003, beneficially owned 85,614 shares, of which 80,000 represent shares issuable upon exercise of options.

Item 6.          Indemnification of Directors and Officers.

         Under Section 145 of the Delaware General Corporation Law, the Company must indemnify each of its directors and officers against such person's expenses (that is, reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of such person having been an officer, director, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent such person is successful on the merits. Moreover, under such statutory provision the Company has the corporate power to indemnify its officers and directors against expenses and (in the case of proceedings other than those by or in the right of the Company) liabilities incurred in such a proceeding, provided (i) the officer or director has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and (ii) with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of a proceeding by or in the right of the Company, however, such indemnification is not permitted if the individual is adjudged to be liable to the Company, unless a court determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         The determination of whether indemnification is proper under the circumstances, unless made by a court, is determined by a majority of the disinterested members of the Board of Directors or committee thereof, by independent legal counsel if a quorum of the disinterested members of the Board of Directors or committee thereof is not available or if the disinterested members of the Board of Directors or a committee thereof so direct, or by the stockholders.

         The Company's Bylaws require the Company to indemnify each director and officer if Section 145 of the Delaware General Corporation Law permits the Company to do so.

         The Company has obtained a directors' and officers' liability insurance policy, which affords officers and directors insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 8.          Exhibits.

4                eResearchTechnology, Inc. 2003 Stock Option Plan.

5                Opinion of Duane Morris LLP.

23.1 Consent of Duane Morris LLP (included in its opinion filed as Exhibit 5).

23.2             Consent of KPMG LLP.

24               Power of Attorney (included on the signature pages hereto).

Item 9.          Undertakings.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on July 23, 2003.

                                      eResearchTechnology, Inc.


                                      By:  /s/ Joseph A. Esposito
                                           -------------------------------
                                           Joseph A. Esposito
                                           President and Chief Executive Officer

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Joel Morganroth, M.D., Joseph Esposito and Bruce Johnson, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                             Title                                       Date
---------                             -----                                       ----

/s/ Joseph A. Esposito                President, Chief Executive                  July 23, 2003
---------------------------           Officer and Director (Principal
Joseph A. Esposito                    executive officer)


/s/ Joel Morganroth                   Chairman of the Board and Chief             July 23, 2003
---------------------------           Scientist
Joel Morganroth, M.D.

Signature                             Title                                       Date
---------                             -----                                       ----

/s/ Bruce Johnson                     Sr. Vice President and Chief                July 23, 2003
------------------                    Financial Officer (Principal
Bruce Johnson                         financial and accounting officer)


/s/ Sheldon M. Bonovitz               Director                                    July 23, 2003
-----------------------
Sheldon M. Bonovitz

/s/ David D. Gathman                  Director                                    July 23, 2003
---------------------------
David D. Gathman

/s/ Arthur H. Hayes, Jr.              Director                                    July 23, 2003
------------------------
Arthur H. Hayes, Jr., M.D.

/s/ Stephen S. Phillips               Director                                    July 23, 2003
---------------------------
Stephen S. Phillips

/s/ John M. Ryan                      Director                                    July 23, 2003
------------------
John M. Ryan

                                  EXHIBIT INDEX

                    (PURSUANT TO ITEM 601 OF REGULATION S-K)


Exhibit No.          Exhibit                                           Reference
-----------          -------                                           ---------
4                    eResearchTechnology, Inc. 2003 Stock              Filed herewith
                     Option Plan

5                    Opinion of Duane Morris LLP                       Filed herewith

23.1                 Consent of Duane Morris LLP (included             Filed herewith
                     in its opinion filed as Exhibit 5)

23.2                 Consent of KPMG LLP                               Filed herewith

24                   Power of Attorney (see page 5 of this             Filed herewith
                     Registration Statement)
